UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“TYME”).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Separation of Chief Science Officer

TYME announced the departure of Steve Hoffman as Chief Science Officer, effective March 21, 2022.

The Company and Mr. Hoffman entered into a Release Agreement, dated March 24, 2022 (the “Release Agreement”), pursuant to which Mr. Hoffman resigned and will receive the severance that would be payable under Section 5(a) of his current employment agreement in a lump sum payment following the expiration (without revocation) of a required 7-day revocation period under New Jersey law. As is customary, the agreement also placed confidentiality obligations on Mr. Hoffman and included mutual non-disparagement obligations and a mutual release.

In connection with the Release Agreement, on the same day, the Company and Mr. Hoffman also entered into a Voting Agreement, pursuant to which Mr. Hoffman agreed to vote all shares of TYME common stock beneficially owned by him in accordance with the Board’s recommendation with respect to any matter presented to the stockholders for a period of one year.

Mr. Hoffman will continue to support TYME’s efforts as a member of the Board.

Appointment of Christine Baker to the Board of Directors

On March 21, 2022, TYME’s board of directors appointed Christine D. Baker to the Board, serving as a Class III director, effective March 23, 2022. Ms. Baker, 56, brings over 30 years of experience in the pharmaceutical and drug development industry, with expertise in clinical and drug development strategies and oncology. She is currently the Chief Business Officer of Hookipa Pharma, a clinical stage biotechnology company, where she leads Business Development, Alliance Management, Commercial Strategy, Intellectual Property, and Communications. Prior to that, Ms. Baker provided strategic consulting services for commercial development strategies to biotech companies as the principal of CD Baker Consulting. Ms. Baker was also the Chief Business Officer of EpicentRX, a privately-held cancer and chronic disease drug development company, from 2018 to 2019. She held positions of increasing responsibility at Novartis Pharmaceuticals Corporation between 2004 and 2018, including as Vice President and Executive Director, Oncology Early Commercial Strategy from 2012 to 2018. Ms. Baker began her career at Schering-Plough, where she advanced through a variety of roles in research and development, marketing and sales, business development, and general management. Ms. Baker holds a degree in Chemistry from Dartmouth College and an MBA from Rutgers University.

In connection with the appointment of Christine Baker and Mr. Hoffman’s separation as an officer of the Company, the Board has appointed Douglas A. Michels as Chairman of the Board. Mr. Michels is an independent director who has served on the Board since 2018 and was most recently the Lead Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: March 25, 2022	By:	/s/ James Biehl
James Biehl, Chief Legal Officer